SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): July 31, 2008

COMMONWEALTH BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-13467	56-1641133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Biotech Drive

Richmond, Virginia 23235

(Address of principal executive offices)

Registrant’s telephone number, including area code: (804) 648-3820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 31, 2008, Commonwealth Biotechnologies, Inc. (“CBI”) entered into a Second Amended and Restated Employment Agreement with James H. Brennan (the “Agreement”). The Agreement is effective as of January 1, 2008 and terminates that certain First Amended and Restated Employment Agreement by and between CBI and Mr. Brennan, dated as of January 1, 2005 as amended January 1, 2005. The Agreement has a term of one year and provides for a base salary of at least $150,000 per year, with any amount above such minimum level to be determined by CBI’s Board of Directors and Compensation Committee. In addition to base salary, Mr. Brennan is eligible to receive an annual cash bonus, the amount of which shall be based on CBI’s financial performance and calculated in accordance with specific formulae included in the Agreement. The Agreement also provides that Mr. Brennan may be eligible for an additional annual bonus in the form of incentive stock options.

Under the Agreement, the Company may terminate Mr. Brennan’s employment at any time for “Cause” as such term is defined in the Agreement. If the Company terminates Mr. Brennan’s employment for any reason with or without “Cause” or if Mr. Brennan terminates his employment with or without “Good Reason” (as such terms are defined in the Agreement), within 30 days of the termination, CBI will be obligated to pay Mr. Brennan a lump sum equal to twice Mr. Brennan’s annual salary with such amount being grossed up for federal and/or state taxes.

The Agreement contains a non-competition provision, which prohibits Mr. Brennan from competing with the Company or soliciting its employees under certain circumstances. A court may, however, determine that these non-competition provisions are unenforceable or only partially enforceable.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

As of the effective date of the Agreement, CBI and Mr. Brennan terminated that certain First Amended and Restated Employment Agreement, dated as of January 1, 2005 and the first amendment thereto dated January 1, 2005, in accordance with its terms.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired.

Not Applicable.

(b)	Pro forma financial information.

Not Applicable.

(c)	Shell company transactions.

Not Applicable.

(d)	Exhibits.

99.1	Second Amended and Restated Employment Agreement by and between James H. Brennan and Commonwealth Biotechnologies, Inc., dated as of July 31, 2008.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMONWEALTH BIOTECHNOLOGIES, INC.

By:	/s/ Richard J. Freer, Ph.D.
Richard J. Freer, Ph.D.
Chairman and Chief Operating Officer

Dated: August 6, 2008

EXHIBIT INDEX

Number	Description of Exhibit
99.1	Second Amended and Restated Employment Agreement by and between James H. Brennan and Commonwealth Biotechnologies, Inc., dated as of July 31, 2008.